   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2017

Griffin Capital BDC Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55351

MD	47-0995168
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders
On September 18, 2017, Griffin Capital BDC Corp. (the "Registrant") reconvened and concluded its Special Meeting of Stockholders (the "Special Meeting") at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California.
As previously reported in the Registrant's September 15, 2017 Current Report on Form 8-K, the Special Meeting commenced on September 12, 2017 and the Registrant's stockholders voted on Proposal 3 at such time. The Registrant adjourned the Special Meeting with respect to Proposals 1 and 2 until September 18, 2017 to allow stockholders additional time to vote on these matters, including those stockholders impacted by Hurricanes Harvey and Irma.
With regards to Proposal 1, the Agreement and Plan of Reorganization by and between the Registrant and Griffin Institutional Access Credit Fund (the "Griffin Credit Fund"), pursuant to which the Registrant will transfer all of its assets to the Griffin Credit Fund, in exchange for reorganization shares and the assumption by the Griffin Credit Fund of all of the liabilities of the Registrant (the "Reorganization"), was approved by the following vote:

	Votes For:	Votes Against:	Votes Abstained:	Total Votes:
Approval of the Agreement and Plan of Reorganization	2,329,046	32,760	117,356	2,479,164
Percentage of Total Votes	93.94%	1.32%	4.73%	100%

With regards to Proposal 2, the withdrawal of the election by the Registrant to be treated as a business development company ("BDC") under applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), subject to the approval of the Reorganization, was approved by the following vote:

	Votes For:	Votes Against:	Votes Abstained:	Total Votes:
Approval of the withdrawal of the election by the Registrant to be treated as a BDC under the 1940 Act	2,327,515	32,760	118,887	2,479,164
Percentage of Total Votes	93.88%	1.32%	4.8%	100%

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital BDC Corp.

Date: September 18, 2017	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary